EXHIBIT 99.1

                Tesoro Reports Second Quarter Earnings

    SAN ANTONIO--(BUSINESS WIRE)--Aug. 4, 2004--Tesoro Petroleum Corporation (NYSE:TSO) today reported record net earnings of $213.1 million, or $3.11 per share, for the second quarter of 2004 compared to a net loss of $7.0 million, or $0.11 per share, for the second quarter of 2003. Results for the second quarter of 2003 include an after-tax charge of $21.0 million, or $0.33 per share to write-off the unamortized debt issuance costs of the company's previous credit facility.
    For the first half of 2004, the company reported net earnings of $263.5 million, or $3.88 per share, compared to net earnings of $13.4 million, or $0.21 per share, for the first six months of 2003. Results for the first half of 2003 include after-tax charges of $26.7 million, or $0.41 per share, to write-off costs related to the company's previous credit facility along with early retirement and severance costs.
    "During the quarter, below-average product inventories and strong finished product demand pushed industry refining margins to above-average levels. Our ability to capture the margin strength and increase profitability was due to better business execution," said Bruce A. Smith, Chairman, President and CEO of Tesoro. "In fact, our ability to safely and reliably increase our refining throughput rates has been a critical factor in the financial success we have achieved so far in 2004."
    As previously announced, the company prepaid the remaining $297.5 million balance of its 9% Senior Subordinated Notes, due 2008, on July 1, 2004. Total debt after the July 1st prepayment was approximately $1.3 billion, a reduction of about $800 million from the $2.1 billion in debt after the Golden Eagle acquisition in May of 2002. "We ended the quarter with a cash balance of over $423 million resulting in a net debt to net capitalization ratio of 49%. On July 1st we used a portion of that cash to prepay the 9% debt," added Smith.
    "The fact that we have reduced debt by nearly 40% in slightly more than two years confirms our expectations as we built our refining system. Today, we are even more optimistic about our ability to continue to further optimize the system. The combination of internal initiatives, a strong industry environment and a disciplined focus on capital spending should give shareholders improved value as free cash flow per share continues to improve," stated Smith.

    Public Invited to Listen to Analyst Conference Call via Internet

    At 10 a.m., CT, Wednesday, August 4, 2004 Tesoro will broadcast, live, its conference call with analysts regarding second quarter 2004 results. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro's Internet site at http://www.tesoropetroleum.com and clicking on the "What's New" section.
    Tesoro Petroleum Corporation, a Fortune 500 Company, is an independent refiner and marketer of petroleum products. Tesoro operates six refineries in the western United States with a combined capacity of nearly 560,000 barrels per day. Tesoro's retail-marketing system includes approximately 550 branded retail stations, of which over 200 are company operated under the Tesoro(R) and Mirastar(R) brands.

    This news release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements concern the company's expectation of continuing strong industry conditions, capital spending and free cash flow. Factors which can cause actual results to differ from these forward-looking statements include: changes in general economic conditions, the timing and extent of changes in demand for refined products, availability and cost of crude oil, other feedstocks or refined products, throughput and yield levels, disruptions due to equipment interruptions or failure at our or third-party facilities, political developments and other factors beyond our control. For more information concerning these factors and other factors that could cause such a difference, see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.


                     TESORO PETROLEUM CORPORATION
                 STATEMENT OF CONSOLIDATED OPERATIONS
                             (Unaudited)
                (In millions except per share amounts)


                              Three Months Ended     Six Months Ended
                                   June 30,              June 30,
                             --------------------   ------------------
                               2004     2003 (a)     2004     2003 (a)
                             ---------  ---------   --------  --------
Revenues                    $ 3,155.0  $ 2,116.4   $5,584.9  $4,402.5
Costs and Expenses:
 Costs of sales and
  operating expenses          2,679.3    1,979.6    4,914.0   4,110.7
 Selling, general and
  administrative expenses
  (b)                            38.7       32.1       69.7      70.4
 Depreciation and
  amortization                   37.8       36.7       74.8      73.7
 Loss on asset sales and
  impairments                     3.5        0.9        4.1       1.1
                             ---------  ---------   --------  --------
Operating Income                395.7       67.1      522.3     146.6
 Interest and Financing
  Costs, Net (c)                (40.2)     (78.2)     (83.1)   (125.2)
                             ---------  ---------   --------  --------
   Earnings (Loss) Before
    Income Taxes                355.5      (11.1)     439.2      21.4
Income Tax Provision
 (Benefit)                      142.4       (4.1)     175.7       8.0
                             ---------  ---------   --------  --------
Net Earnings (Loss)         $   213.1  $    (7.0)  $  263.5  $   13.4
                             =========  =========   ========  ========
Net Earnings (Loss) Per
 Share:
 Basic                      $    3.26  $   (0.11)  $   4.04  $   0.21
 Diluted                    $    3.11  $   (0.11)  $   3.88  $   0.21

Weighted Average Common
 Shares:
 Basic                           65.3       64.6       65.2      64.6
 Diluted (d)                     68.6       64.6       68.0      64.8


(a) The 2003 results include the marine services operations, which were sold in December 2003.

(b) Includes stock-based compensation for stock options and other stock-based awards totaling $3.7 million and $5.7 million during the three months and six months ended June 30, 2004, respectively. The fair value method of accounting for stock options was adopted on January 1, 2004 and, therefore, compensation expense associated with stock options was not recorded during 2003. No other stock-based compensation was recorded during 2003.

(c) During the six months ended June 30, 2004 the Company recorded charges of $2.0 million for financing costs related to amending both the 8% senior secured notes and the senior secured term loans. During the three months ended June 30, 2003 the Company wrote-off $33.3 million of unamortized debt issuance costs related to voluntary prepayments of debt and the replacement of the Company's previous credit facility with a new credit agreement and term debt.

(d) The assumed conversion of common stock equivalents produced anti-dilutive results for the three months ended June 30, 2003 and therefore was not included in the dilutive calculations.


                     TESORO PETROLEUM CORPORATION
                   SELECTED OPERATING SEGMENT DATA
                             (Unaudited)
                            (In millions)

                                 Three Months Ended   Six Months Ended
                                      June 30,            June 30,
                                 ------------------  -----------------
                                   2004      2003      2004     2003
                                 --------  --------  -------  --------
Operating Income (Loss)
 Refining                       $  427.5  $   72.3  $ 579.1  $  181.5
 Retail                             (1.5)     10.3     (5.7)      2.2
 Marine Services (a)                   -       1.7        -       2.8
                                 --------  --------  -------  --------
   Total Segment Operating
    Income                         426.0      84.3    573.4     186.5
 Corporate and Unallocated
  Costs (e)                        (26.8)    (16.3)   (47.0)    (38.8)
 Loss on Asset Sales and
  Impairments                       (3.5)     (0.9)    (4.1)     (1.1)
                                 --------  --------  -------  --------
   Operating Income                395.7      67.1    522.3     146.6
 Interest and Financing Costs,
  Net (c)                          (40.2)    (78.2)   (83.1)   (125.2)
                                 --------  --------  -------  --------
   Earnings (Loss) Before
    Income Taxes                $  355.5  $  (11.1) $ 439.2  $   21.4
                                 ========  ========  =======  ========

Depreciation and Amortization
 Refining                       $   31.8  $   29.6  $  62.8  $   59.4
 Retail                              4.4       5.0      8.8      10.0
 Marine Services (a)                   -       0.7        -       1.4
 Corporate                           1.6       1.4      3.2       2.9
                                 --------  --------  -------  --------
   Depreciation and
    Amortization                $   37.8  $   36.7  $  74.8  $   73.7
                                 ========  ========  =======  ========

Capital Expenditures
 Refining                       $   28.8  $   15.4  $  43.3  $   42.4
 Retail                              0.9       0.1      1.0       0.3
 Marine Services (a)                   -       0.1        -       0.4
 Corporate                           1.7       0.3      2.0       0.5
                                 --------  --------  -------  --------
    Capital Expenditures        $   31.4  $   15.9  $  46.3  $   43.6
                                 ========  ========  =======  ========

(e) Corporate and unallocated costs for the six months ended June 30, 2003 include charges of $4.7 million in reorganization costs, primarily a non-cash charge for voluntary early retirement benefits and severance payments. An additional $4.3 million of reorganization costs were charged to the operating segments during 2003, including $2.6 million in refining, $1.3 million in retail and $0.4 million in marine services.


                         BALANCE SHEET DATA
                             (Unaudited)
                        (Dollars in millions)

                                            June 30,    December 31,
                                              2004          2003
                                            ---------   -------------
Cash and Cash Equivalents                 $    423.3  $         77.2
Total Assets                              $  4,298.3  $      3,661.3
Total Debt (f)                            $  1,611.5  $      1,608.8
Total Stockholders' Equity                $  1,242.0  $        965.4
Total Debt to Capitalization Ratio                56%             62%

Total Debt (f)                            $  1,611.5  $      1,608.8
Less: Cash and Cash Equivalents           $    423.3  $         77.2
                                            ---------   -------------
     Net Debt (g)                         $  1,188.2  $      1,531.6
Total Stockholders' Equity                $  1,242.0  $        965.4
                                            ---------   -------------
     Net Capitalization (g)               $  2,430.2  $      2,497.0
Net Debt to Net Capitalization Ratio (g)          49%             61%


(f) On July 1, 2004 Tesoro voluntarily prepaid the remaining $297.5 million outstanding principal amount of its 9% senior subordinated notes at a call premium of 3%.

(g) Net debt represents total debt less cash and cash equivalents. Net capitalization represents the total of net debt and total stockholders' equity. The Company believes net debt to net capitalization is useful in measuring financial leverage at June 30, 2004 because a significant portion of cash at the end of the quarter was used to prepay the 9% senior subordinated notes as discussed in note (f) above. Net debt to net capitalization should not be considered as an alternative to debt to capitalization or any measure of financial leverage presented in accordance with accounting principles generally accepted in the United States of America. Net debt to net capitalization may not be comparable to similarly titled measures used by other companies.


                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                              (Unaudited)

                                  Three Months Ended  Six Months Ended
                                       June 30,           June 30,
                                  ------------------ -----------------
                                    2004      2003     2004     2003
                                  --------  -------- -------  --------
REFINING SEGMENT
 Total Refining Segment
  Throughput (thousand barrels
   per day)
   Heavy crude                      290.5     290.9   281.2     286.9
   Light crude                      225.6     189.1   218.6     178.4
   Other feedstocks                  21.7      17.2    17.9      15.6
                                  --------  --------  ------  --------
          Total Throughput          537.8     497.2   517.7     480.9
                                  ========  ========  ======  ========

  Yield (thousand barrels per
   day)
   Gasoline and gasoline
    blendstocks                     261.8     247.5   253.8     238.7
   Jet fuel                          64.0      55.5    64.1      56.0
   Diesel fuel                      115.8     107.3   109.6     102.5
   Heavy oils, residual
    products, internally
    produced fuel and other         115.1     104.5   109.7     102.3
                                  --------  --------  ------  --------
          Total Yield               556.7     514.8   537.2     499.5
                                  ========  ========  ======  ========

  Refining Margin ($/throughput
   bbl) (h)
   Gross                         $  13.20  $   5.92  $10.50  $   6.40
   Manufacturing cost before
    depreciation and
    amortization (i)             $   2.83  $   2.80  $ 2.85  $   2.85

  Segment Operating Income
   ($ millions)
   Gross refining margin (after
    inventory changes) (j)       $  639.0  $  267.7  $987.0  $  562.5
   Expenses
    (k)
    Manufacturing costs             138.3     126.5   268.8     247.8
    Other operating expenses         35.0      32.5    64.5      58.9
    Selling, general and
     administrative                   6.4       6.8    11.8      14.9
    Depreciation and
     amortization (l)                31.8      29.6    62.8      59.4
                                  --------  --------  ------  --------
          Segment Operating
           Income                $  427.5  $   72.3  $579.1  $  181.5
                                  ========  ========  ======  ========

  Product Sales (thousand
   barrels per day) (m)
   Gasoline and gasoline
    blendstocks                     307.7     291.7   298.5     280.9
   Jet fuel                          86.3      79.2    82.9      83.2
   Diesel fuel                      139.4     128.5   129.6     126.0
   Heavy oils, residual products
    and other                        76.2      76.9    76.1      69.9
                                  --------  --------  ------  --------
          Total Product Sales       609.6     576.3   587.1     560.0
                                  ========  ========  ======  ========

  Product Sales Margin
   ($/barrel) (m)
   Average sales price           $  54.38  $  37.20  $49.86  $  39.80
   Average costs of sales           42.79     32.18   40.44     34.31
                                  --------  --------  ------  --------
          Product Sales
           Margin                $  11.59  $   5.02  $ 9.42  $   5.49
                                  ========  ========  ======  ========


(h) Management uses gross refining margin per barrel to compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin by total refining throughput and may not be calculated similarly by other companies.

(i) Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other companies.

(j) Gross refining margin is revenues less cost of refining feedstock, which approximates total refining segment throughput times gross refining margin per barrel, adjusted for changes in refined product inventory due to selling a volume and mix of product that is different than actual volumes manufactured. Also includes the effect of intersegment sales to the retail segment at prices which approximate market.

(k) Includes $2.6 million for voluntary early retirement benefits and severance payments during the six months ended June 30, 2003.

(l)Includes manufacturing depreciation and amortization per throughput barrel of approximately $0.57 and $0.58 for the three months ended June 30, 2004 and 2003, respectively, and $0.59 and $0.60 for the six months ended June 30, 2004 and 2003, respectively.

(m) Sources of total product sales include products manufactured at the refineries, products drawn from inventory balances and products purchased from third parties. Total product sales margin includes margins on sales of manufactured and purchased products and the effects of inventory changes.


                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                              (Unaudited)


                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                   ------------------ ----------------
                                     2004      2003    2004     2003
                                   ---------  ------- -------  -------
Refining By Region
 California
  Throughput (thousand barrels per
   day)
   Heavy crude                        146.8    150.7   145.5    150.3
   Light crude                          1.0        -     2.5      1.9
   Other feedstocks                    14.1      8.2     9.5      6.2
                                   ---------  ------- -------  -------
          Total Throughput            161.9    158.9   157.5    158.4
                                   =========  ======= =======  =======

  Yield (thousand barrels per day)
   Gasoline and gasoline
    blendstocks                       102.6    100.8   100.2    100.9
   Diesel fuel                         41.4     39.3    39.1     39.5
   Heavy oils, residual products,
    internally produced fuel
      and other                        27.1     27.4    27.6     27.4
                                   ---------  ------- -------  -------
          Total Yield                 171.1    167.5   166.9    167.8
                                   =========  ======= =======  =======

  Refining Margin ($/throughput
   bbl)
   Gross                          $   19.51  $  9.08 $ 15.42  $  9.81
   Manufacturing cost before
    depreciation and amortization $    4.63  $  4.58 $  4.62  $  4.43

 Pacific Northwest (Alaska &
  Washington) (n)
  Throughput (thousand barrels per
   day)
   Heavy crude                         92.5     87.8    88.5     83.7
   Light crude                         80.4     71.2    76.6     67.1
   Other feedstocks                     2.6      5.2     3.9      6.2
                                   ---------  ------- -------  -------
          Total Throughput            175.5    164.2   169.0    157.0
                                   =========  ======= =======  =======

  Yield (thousand barrels per day)
   Gasoline and gasoline
    blendstocks                        74.3     75.1    71.8     70.7
   Jet fuel                            30.0     24.6    29.3     24.8
   Diesel fuel                         28.2     26.6    27.5     24.8
   Heavy oils, residual products,
    internally produced fuel
      and other                        47.5     42.9    45.0     41.9
                                   ---------  ------- -------  -------
          Total Yield                 180.0    169.2   173.6    162.2
                                   =========  ======= =======  =======

  Refining Margin ($/throughput
   bbl)
   Gross                          $   11.98  $  4.93 $  9.32  $  5.53
   Manufacturing cost before
    depreciation and amortization $    2.32  $  1.99 $  2.35  $  2.21

 Mid-Pacific (Hawaii)
  Throughput (thousand barrels per
   day)
   Heavy crude                         51.2     52.4    47.2     52.9
   Light crude                         34.0     23.3    37.6     22.6
                                   ---------  ------- -------  -------
          Total Throughput             85.2     75.7    84.8     75.5
                                   =========  ======= =======  =======

  Yield (thousand barrels per day)
   Gasoline and gasoline
    blendstocks                        21.5     17.5    22.3     17.6
   Jet fuel                            24.0     22.2    24.4     22.8
   Diesel fuel                         13.3     14.2    14.2     13.4
   Heavy oils, residual products,
    internally produced fuel
      and other                        27.6     22.7    25.3     22.8
                                   ---------  ------- -------  -------
          Total Yield                  86.4     76.6    86.2     76.6
                                   =========  ======= =======  =======

  Refining Margin ($/throughput
   bbl)
   Gross                          $    7.63  $  2.21 $  6.09  $  2.68
   Manufacturing cost before
    depreciation and amortization $    1.44  $  1.42 $  1.38  $  1.41


(n) Throughput and yield levels were reduced in the 2003 second quarter during a scheduled maintenance turnaround at the Alaska refinery.


                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                              (Unaudited)


                                  Three Months Ended  Six Months Ended
                                       June 30,           June 30,
                                  ------------------- ----------------
                                    2004      2003     2004     2003
                                  ---------  -------  -------  -------
Mid-Continent (North Dakota &
 Utah) (o)
 Throughput (thousand barrels per
  day)
  Light crude                        110.2     94.6    101.9     86.8
  Other feedstocks                     5.0      3.8      4.5      3.2
                                  ---------  -------  -------  -------
         Total Throughput            115.2     98.4    106.4     90.0
                                  =========  =======  =======  =======

 Yield (thousand barrels per day)
  Gasoline and gasoline
   blendstocks                        63.4     54.1     59.5     49.5
  Jet fuel                            10.0      8.7     10.4      8.4
  Diesel fuel                         32.9     27.2     28.8     24.8
  Heavy oils, residual products,
   internally produced fuel
     and other                        12.9     11.5     11.8     10.2
                                  ---------  -------  -------  -------
         Total Yield                 119.2    101.5    110.5     92.9
                                  =========  =======  =======  =======

 Refining Margin ($/throughput
  bbl)
  Gross                          $   10.28  $  5.29  $  8.57  $  5.03
  Manufacturing cost before
   depreciation and amortization $    2.09  $  2.31  $  2.21  $  2.38


(o) Throughput and yield levels were reduced in the 2003 first quarter during a scheduled maintenance turnaround at the Utah refinery.


                     TESORO PETROLEUM CORPORATION
                            OPERATING DATA
                             (Unaudited)

                                  Three Months Ended  Six Months Ended
                                       June 30,           June 30,
                                  ------------------  ----------------
                                    2004      2003     2004     2003
                                  ---------  -------  -------  -------
RETAIL SEGMENT
 Number of Stations (end of
  period)
  Company-operated                     223      228      223      228
  Branded jobber/dealer                317      345      317      345
                                  ---------  -------  -------  -------
   Total Stations                      540      573      540      573
                                  =========  =======  =======  =======
 Average Stations (during period)
  Company-operated                     223      229      224      230
  Branded jobber/dealer                320      349      323      354
                                  ---------  -------  -------  -------
   Total Average Retail Stations       543      578      547      584
                                  =========  =======  =======  =======

 Fuel Sales (millions of gallons)
  Company-operated                    72.9     79.6    142.5    156.7
  Branded jobber/dealer               55.9     70.6    109.2    137.2
                                  ---------  -------  -------  -------
     Total Fuel Sales                128.8    150.2    251.7    293.9
                                  =========  =======  =======  =======

 Fuel Margin ($/gallon) (p)      $    0.14  $  0.21  $  0.14  $  0.16
 Merchandise Sales ($ millions)  $    32.5  $  29.6  $  60.7  $  54.5
 Merchandise Margin ($ millions) $     9.1  $   8.0  $  16.4  $  14.2
 Merchandise Margin %                   28%      27%      27%      26%

 Segment Operating Income (Loss)
  ($ millions)
  Gross Margins
   Fuel (q)                      $    18.4  $  31.8  $  35.9  $  48.2
   Merchandise and other non-fuel
    margin                            10.0      9.1     18.2     16.4
                                  ---------  -------  -------  -------
     Total Gross Margins              28.4     40.9     54.1     64.6
  Expenses (r)
   Operating expenses                 18.3     17.0     36.8     35.4
   Selling, general and
    administrative                     7.2      8.6     14.2     17.0
   Depreciation and amortization       4.4      5.0      8.8     10.0
                                  ---------  -------  -------  -------
     Segment Operating Income
      (Loss)                     $    (1.5) $  10.3  $  (5.7) $   2.2
                                  =========  =======  =======  =======


(p) Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volumes. Fuel margin per gallon may not be calculated similarly by other companies. Management uses fuel margin per gallon to compare profitability to other companies in the industry.

(q) Includes the effect of intersegment purchases from the refining segment at prices which approximate market.

(r) Includes $1.3 million for voluntary early retirement benefits and severance payments during the six months ended June 30, 2003.


    CONTACT: Tesoro Petroleum Corporation, San Antonio
             Investors:
             John Robertson, 210-283-2687
             or
             Media:
             Tara Payne, 210-283-2676